Exhibit 99.1

Press Release

Intelligent Bio Solutions Expands Global Reach with Multilingual Drug Screening System Upgrade

Multilingual upgrade will make INBS’ Drug Screening System accessible to over 4 billion users worldwide, including users across the Americas, Europe, Asia and the Middle East, supporting its strategic global expansion goals and planned 2025 entry into the US market.

NEW YORK, January 31, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced plans for a major upgrade to its Intelligent Fingerprinting Drug Screening System. The system upgrade will support multiple languages spoken across North and South America, Europe, Asia Pacific and the Middle East, making the system accessible to over 4 billion speakers worldwide.

By introducing multilingual capabilities to its portable Drug Screening Reader, INBS is expanding access to the system and addressing the diverse needs of global organizations operating in multilingual environments. The update will enhance usability, ensuring greater efficiency in safety-critical industries such as construction, mining, manufacturing, transport, and logistics worldwide. This move aligns with the rapidly growing demand for workplace drug testing solutions, a market projected to reach approximately $8 billion globally by 2030.

“As we expand our global footprint, it is essential that our solutions are accessible and adaptable to meet the needs of an increasingly diverse customer base,” said Harry Simeonidis, President & CEO of Intelligent Bio Solutions. “This multilingual upgrade to our drug screening reader represents a significant step forward in our mission to deliver accessible testing solutions. Importantly, this update will open up opportunities for us to enter new international markets and customer segments, supporting revenue growth.”

INBS’ non-invasive Intelligent Fingerprinting Drug Testing Solution leverages innovative fingerprint sweat analysis to efficiently detect multiple substances of abuse simultaneously. The addition of multilingual capabilities aligns with INBS’ plans to scale its presence in key markets across the Americas, Europe, Asia, and the Middle East. The planned update supports INBS’ strategic international expansion by building on the Company’s recent FDA 510(k) submission in December 2024, its established presence in 19 countries, and its planned entry into the US market in 2025.

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About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

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